UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2016

OPIANT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55330	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

401 Wilshire Blvd., 12th Floor Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Cope)

(424) 252-4756

Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 21, 2016, Opiant Pharmaceuticals, Inc. (the “Company”) filed a Form 8-K announcing that it and Adapt Pharma Inc. (“Adapt Inc.”) received notice from Teva Pharmaceuticals USA, Inc. (“Teva USA”), pursuant to 21 U.S.C. § 355(j)(2)(B)(ii), that Teva USA, a wholly owned subsidiary of and Teva Pharmaceuticals Industries Ltd. (“Teva Ltd.” and, together with Teva USA, “Teva”), had filed Abbreviated New Drug Application No. 209522 (the “ANDA”) with the United States Food and Drug Administration (the “FDA”) seeking regulatory approval to market a generic version of NARCAN® (naloxone hydrochloride) Nasal Spray before the expiration of U.S. Patent No. 9,211,253 owned by the Company (the “’253 patent”). On October 21, 2016, Adapt Inc., Adapt Pharma Operations Limited and the Company (collectively, the “Plaintiffs”) filed a complaint for patent infringement against Teva in the United States District Court for the District of New Jersey arising from Teva USA’s filing of the ANDA with the FDA. The Plaintiffs seek, among other relief, an order that the effective date of FDA approval of the ANDA be a date later than the expiration of the ‘253 patent, as well as equitable relief enjoining Teva from infringing the ‘253 patent and monetary relief as a result of any such infringement. The Company has full confidence in its intellectual property portfolio related to NARCAN® (naloxone hydrochloride) Nasal Spray and expects that the ‘253 patent will continue to be vigorously defended from any infringement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opiant Pharmaceuticals, Inc.

Date: October 24, 2016	By:	/s/ Dr. Roger Crystal
Name: Dr. Roger Crystal
Title: President and Chief Executive Officer